                                                                    EXHIBIT 24.2


                                   POWER OF ATTORNEY


STATE OF ARIZONA
COUNTY OF MARICOPA


     KNOW ALL MEN BY THESE PRESENTS that Stephen O. Evans, having an address at 5825 E. Starlight Way, Paradise Valley, Arizona, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Douglas Crocker II and Michael J. McHugh, or either of them, having an address at Two North Riverside Plaza, Chicago, Illinois 60606, his true and lawful Attorney-in-Fact for him and his name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

     IN WITNESS WHEREOF, Stephen O. Evans, has hereunto set his hand this 7 day of FEBRUARY, 2001.


                                            /s/ Stephen O. Evans
                                            ------------------------------------
                                                Stephen O. Evans

     I, Linda M. Heyman, a Notary Public in and for said County in the State of aforesaid, do hereby certify that Stephen O. Evans, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free voluntary act for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 7 day of February, 2001.


              [SEAL]                        /s/ Linda M. Heyman
                                            ------------------------------------
                                                (Notary Public)


My Commission Expires: May 21, 2004
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